UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

June 1, 2018

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 1, 2018, The Gap, Inc. (the “Company”) entered into an agreement with the Company’s President and Chief Executive Officer, Art Peck, with respect to a grant of restricted stock units made to Mr. Peck on the same date (the “Agreement”). The Agreement outlines that in consideration of the grant of restricted stock units granted to him on June 1, 2018, Mr. Peck agrees not to sell, transfer, assign, pledge, hedge, or otherwise encumber any shares of common stock of the Company, whether currently owned or acquired through the Company’s stock programs, until June 1, 2021, subject to limited exceptions. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

10.1    Agreement with Art Peck dated June 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: June 4, 2018	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President, Global General
Counsel, Corporate Secretary and Chief
Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement with Art Peck dated June 1, 2018.